UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 19, 2010, Conolog Corporation (the “Company”) received a determination from the Listing Qualifications Panel of The NASDAQ Stock Market LLC (the “Panel”) indicating that the Panel had granted the Company’s request to remain listed on The NASDAQ Stock Market (“NASDAQ”), subject to certain conditions. The Company’s continued listing on NASDAQ is conditioned upon the Company becoming current in its SEC reporting obligations, as required by Listing Rule 5250(c)(1), by October 29, 2010, soliciting proxy statements and holding its 2010 annual meeting of stockholders, as required by Listing Rules 5620(a) and 5620(b), by November 30, 2010, and evidencing compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as required by Listing Rule 5550(b)(1), as well as its ability to sustain compliance with that requirement, by December 31, 2010, among other things.

The determination follows the Company’s hearing before the Panel on September 15, 2010, at which the Panel considered the Company’s plan to regain compliance with the listing requirements. The Company is working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so. If the Company does not satisfy the terms of the Panel’s decision, it’s common stock may not remain listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Robert S. Benou_______
Robert S. Benou
Chief Executive Officer

Dated: October 22, 2010